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                                                               EXHIBIT (a)(1)(E)

                                   TEAM, INC.

            OFFER TO PURCHASE FOR CASH UP TO 1,200,000 SHARES OF ITS
                    COMMON STOCK, PAR VALUE $0.30 PER SHARE,
                     AT A PURCHASE PRICE OF $3.00 PER SHARE

                                  MAY 9, 2001

      THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
       AT 12:00 MIDNIGHT NEW YORK CITY TIME, ON WEDNESDAY, JUNE 6, 2001,
                      UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated May 9, 2001 and the related Letter of Transmittal, which, as amended and supplemented from time to time, together present the tender offer, in connection with the offer by Team, Inc., a Texas corporation, to purchase up to 1,200,000 shares of its common stock, par value $0.30 per share, at the price of $3.00 per share net to the seller in cash, without interest, under the terms and conditions set forth in the tender offer.

     All shares properly tendered prior to the expiration date (as defined in Section 1 of the Offer to Purchase) and not properly withdrawn will be purchased by Team at $3.00 per share, net to the seller in cash, without interest, under the terms and conditions of the tender offer, including the odd lot and proration provisions. Team will return as promptly as practicable after the expiration date, all shares not purchased. Team reserves the right, in its sole discretion, to purchase more than 1,200,000 shares under the tender offer in accordance with applicable law.

     If, prior to the expiration date, more than 1,200,000 shares, or such greater number of shares as Team may elect to purchase, are properly tendered and not withdrawn, Team will, upon the terms and subject to the conditions of the tender offer, accept shares for purchase first from "odd lot holders" (as defined in Section 1 of the Offer to Purchase) who properly tender their shares and then on a pro rata basis from all other stockholders whose shares are properly tendered.

     We are the owner of record of shares held for your account. As such, under applicable law, we are the only ones who can tender your shares, and then only pursuant to your instructions.

     We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

     Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the tender offer.

     We call your attention to the following:

          1. You may tender shares at the price of $3.00 per share as indicated in the attached Instruction Form, net to you in cash, without interest.

          2. You should consult with your broker on the possibility of designating the priority in which your shares will be purchased in the event of proration.

          3. The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 6 of the Offer to Purchase.
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          4. The tender offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, June 6, 2001, unless Team extends the expiration date of the tender offer.

          5. The tender offer is for 1,200,000 shares, constituting approximately 15% of Team's outstanding shares of Common Stock as of May 9, 2001.

          6. Tendering stockholders who are registered stockholders or who tender their shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Team's purchase of shares under the tender offer.

          7. If you own beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares before the expiration date and check the box captioned "Odd Lots" in the attached instruction form, Team, upon the terms and subject to the conditions of the tender offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn.

          8. The board of directors of Team has approved the tender offer; however, neither Team nor its board of directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender. Team's directors and executive officers have indicated that they do not intend to participate in the tender offer.

     If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

     Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the expiration date of the tender offer. The tender offer period and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, June 6, 2001, unless Team extends the expiration date of the tender offer.

     As described in the Offer to Purchase, if more than 1,200,000 shares, or such greater number of shares as Team may elect to purchase in accordance with applicable law, are properly tendered and not properly withdrawn before the expiration date, Team will accept shares for purchase in the following order of priority:

          (1) all shares properly tendered and not properly withdrawn before the expiration date by any odd lot holder who:

             (a) tenders all shares owned beneficially or of record by such odd lot holder (partial tenders will not qualify for this preference); and

             (b) completes the section captioned "Odd Lots" in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery; and

          (2) then, all other shares properly tendered and not properly withdrawn before the expiration date on a pro rata basis, if necessary, with adjustments to avoid purchases of fractional shares, as provided in the Offer to Purchase.

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                        INSTRUCTION FORM WITH RESPECT TO

                                   TEAM, INC.

            OFFER TO PURCHASE FOR CASH UP TO 1,200,000 SHARES OF ITS
                    COMMON STOCK, PAR VALUE $0.30 PER SHARE
                     AT A PURCHASE PRICE OF $3.00 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 9, 2001 and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer in connection with the offer by Team, Inc., a Texas corporation, to purchase up to 1,200,000 shares of its common stock, par value $0.30 per share, at the price of $3.00 per share net to the seller in cash, without interest, under the terms and conditions of the tender offer. The undersigned understands that all shares properly tendered and not properly withdrawn will be purchased at the purchase price, net to the seller in cash, without interest, under the terms and conditions of the tender offer, including the odd lot and proration provisions described in the Offer to Purchase. Team will return as promptly as practicable after the expiration date all shares not purchased.

     The undersigned hereby instruct(s) you to tender to Team the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned under the terms and conditions of the tender offer.

     Aggregate number of shares to be tendered by you for the account of the undersigned: ------ shares (unless otherwise indicated, all of the shares will be tendered.)

                          ----------------------------

                                    ODD LOTS

[ ] By checking this box, the undersigned represents that the undersigned owns beneficially or of record an aggregate of fewer than 100 shares and is instructing the holder to tender all such shares.

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     The method of delivery of this document is at the option and risk of the tendering stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure delivery.

Signature(s)

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Dated                                                    , 2001
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Name(s) and address(es)

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(PLEASE PRINT)

Area code and telephone number:
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Taxpayer Identification or Social Security Number:
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